                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              THE CATO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[CATO Logo]
THE CATO CORPORATION



Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Home Office of the Company, 8100 Denmark Road, Charlotte, North Carolina 28273 on Thursday, May 25, 2000 at 11:00 A.M., Eastern Time.

         The Notice of the Annual Meeting of Shareholders and Proxy Statement are attached. The matters to be acted upon by our Shareholders are set forth in the Notice of Annual Meeting of Shareholders and discussed in the Proxy Statement.

         We would appreciate your signing, dating and returning to the Company the enclosed proxy card in the envelope provided at your earliest convenience.

         We look forward to seeing you at our Annual Meeting.

                              Sincerely yours,

                              /s/ Wayland H. Cato, Jr.

                              WAYLAND H. CATO, JR.
                              Chairman of the Board



                              /s/ John P. Derham Cato

                              JOHN P. DERHAM CATO
                              Vice Chairman of the Board,
                              President and Chief Executive Officer



8100 DENMARK ROAD
P. O. BOX 34216
CHARLOTTE, NC 28234
(704) 554-8510

                              THE CATO CORPORATION
               --------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 25, 2000
               --------------------------------------------------



TO THE SHAREHOLDERS OF
THE CATO CORPORATION


         Notice is hereby given that the annual meeting of Shareholders of The Cato Corporation (the "Company") will be held on Thursday, May 25, 2000 at 11:00 A.M., Eastern Time, at the Home Office of the Company, 8100 Denmark Road, Charlotte, North Carolina 28273, for the following purposes:


         1. To elect four Directors to serve until their successors are elected and qualified;

         2. To consider and vote upon a proposal to adopt the 1999 Incentive Compensation Plan;

         3. To consider and vote upon a proposal to amend the 1987 Non-Qualified Stock Option Plan;

         4. To consider and vote upon a proposal to ratify the action of the Board of Directors in selecting Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending February 3, 2001; and

         5. To transact such other business as may properly come before the meeting or any adjournment thereof.


         The Board of Directors has fixed the close of business on March 24, 2000 as the record date for determination of Shareholders entitled to notice of and to vote at the meeting or any adjournments thereof.


                                By Order of the Board of Directors

                                /s/ Michael O. Moore

                                MICHAEL O. MOORE
Dated:  April 26, 2000          Secretary


--------------------------------------------------------------------------------
SHAREHOLDERS ARE URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

                              THE CATO CORPORATION
                                8100 Denmark Road
                         Charlotte, North Carolina 28273
                              --------------------

                                 PROXY STATEMENT
                              --------------------

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Cato Corporation (the "Company") for use at the annual meeting of Shareholders of the Company to be held on May 25, 2000, and at any adjournment or adjournments thereof. This proxy statement and the accompanying proxy card are first being mailed to Shareholders on or about April 26, 2000.

         Only Shareholders of record at the close of business on March 24, 2000 are entitled to notice of and to vote at the meeting. As of March 24, 2000, the Company had outstanding and entitled to vote 20,028,732 shares of Class A Common Stock ("Class A Stock") held by approximately 1,200 holders of record and 5,364,317 shares of Class B Common Stock ("Class B Stock") held by 12 holders of record. The Company's transfer agent estimates that there are approximately 3,600 beneficial owners in total. Holders of Class A Stock are entitled to one vote per share and holders of Class B Stock are entitled to ten votes per share. Holders of Class A Stock vote with holders of Class B Stock as a single class.

         All proxies which are properly executed and received prior to the meeting will be voted at the meeting. If a Shareholder specifies how the proxy is to be voted on any of the business to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the election of Directors, FOR the proposal to adopt the 1999 Incentive Compensation Plan, FOR the proposal to amend the 1987 Non-Qualified Stock Option Plan and FOR the ratification of the selection of auditors. A proxy may be revoked, to the extent it has not been exercised, at any time prior to its exercise by written notice to the Secretary of the Company, by executing and delivering a proxy with a later date or by voting in person at the meeting.

         If you plan to attend and vote at the meeting and your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee to confirm your ownership of shares.

         In accordance with applicable Delaware law and the Company's Bylaws, the holders of a majority of the combined voting power of Class A Stock and Class B Stock present in person or represented by proxy at the meeting will constitute a quorum. Abstentions are counted for purposes of determining the presence or absence of a quorum. With regard to the election of directors, votes may either be cast in favor of or withheld, and (assuming the presence of a quorum) directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election. Adoption of the 1999 Incentive Compensation Plan, adoption of the amendment to the 1987 Non-Qualified Stock Option Plan and the ratification of the selection of independent auditors requires the affirmative vote of a majority of the combined voting power of the Class A Stock and Class B Stock present in person or represented at the meeting and entitled to vote. On any proposal other than the election of directors, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters which the brokers withhold authority, a broker non-vote will have no effect on the vote on any such proposal.

         The Company will bear the expense of preparing, printing and mailing the proxy statement to Shareholders. The Company will reimburse brokers, dealers, banks and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of the Company's Class A Stock and Class B Stock and securing their voting instructions. Corporate Investor Communications, Inc. has assisted the Company in conducting the search for beneficial owners at a cost of approximately $800.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of March 24, 2000, certain information regarding the ownership of the outstanding shares of Class A Stock and Class B Stock by (i) each director and nominee, (ii) each person who is known by the Company to own more than 5% of such stock, (iii) executive officers listed in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes below, each Shareholder named has sole voting and investment power with respect to such Shareholder's shares.

                                         SHARES BENEFICIALLY OWNED (1)(2)
                                         --------------------------------                  PERCENT
                                            CLASS A STOCK           CLASS B STOCK         OF TOTAL
                                         ------------------       ------------------       VOTING
                                         NUMBER     PERCENT       NUMBER     PERCENT       POWER
                                         ------     -------       ------     -------       ------
Wayland H. Cato, Jr. (3)(4)              3,355,645    15.6        2,927,003    52.3         43.4
Edgar T. Cato (5)                        1,720,093     8.0        1,702,200    30.4         25.0
John P. Derham Cato (6)                    312,003     1.4          463,150     8.3          6.6
Clarice Cato Goodyear (7)                  300,943     1.4          190,515     3.4          2.9
Thomas E. Cato (8)                         167,882      *           101,925     1.8          1.6
Howard A. Severson(9)                       63,019      *                -       -            *
George S. Currin                            11,287      *                -       -            *
James H. Shaw                               10,500      *                -       -            *
Robert W. Bradshaw, Jr.                        500      *                -       -            *
Grant L. Hamrick                             3,000      *                -       -            *
Paul Fulton                                  7,000      *                -       -            *
A. F. (Pete) Sloan                           3,200      *                -       -            *
All directors and executive officers     6,103,714    28.4        5,384,793    96.3         80.0
as a group (17 persons) (10)

Dimensional Fund Advisors, Inc.(11)      1,409,900     6.5               -       -            *

-----------------
* Less than 1%

(1) Includes the vested interest of executive officers in the Company's Employee Stock Ownership Plan. The aggregate vested amount credited to their accounts as of March 24, 2000 was 54,755 shares of Class A Stock.

(2) Share amounts shown as subject to stock options in the footnotes below cover shares under options that are presently exercisable or will become exercisable within 60 days after March 24, 2000.

(3) The business address of this Shareholder is 8100 Denmark Road, Charlotte, North Carolina 28273-5975.

(4) The amounts shown for Class A Stock include 2,978,116 shares held in a limited partnership, 135,000 shares held by a private foundation, 20,600 shares held by a limited liability company, 5,000 shares of Class A Stock owned by Mr. Wayland Cato's wife and 216,666 shares subject to stock options. In the limited partnership are various trusts, revocable and irrevocable. The trustee of each trust has sole voting and investment responsibility with respect to these trusts. Mr. Wayland Cato is a general partner of the limited partnership, a member of the board of directors governing the private foundation and a member of the limited liability company. The amount shown for Class B Stock is held in the same limited partnership of which Mr. Wayland Cato is a partner.

(5) The amount shown for Class A Stock includes 1,567,342 shares held in a limited partnership of which Mr. Edgar Cato is a partner, 10,926 shares held by a private foundation and 141,666 shares subject to stock options. The amount shown for Class B Stock is held in the same limited partnership of which Mr. Edgar Cato is a partner. The address of this Shareholder is 3985 Douglas Road, Coconut Grove, Florida 33133.

(6) The amount shown for Class A Stock includes 3,000 shares held by Mr. John Cato's wife and 10,500 shares subject to stock options held by Mr. John Cato's wife. Mr. John Cato disclaims beneficial ownership of shares held directly or indirectly by his wife. The amount shown for Class A Stock includes 145,000 shares subject to stock options held by Mr. John Cato. The amounts for Class B Stock include 220,000 shares subject to stock options held by Mr. John Cato and 800 shares subject to stock options held by Mr. John Cato's wife.

(7) The amounts shown for Class A Stock and Class B Stock include 32,520 shares of Class A Stock and 22,500 shares of Class B Stock held by Ms. Goodyear's husband. Ms. Goodyear disclaims beneficial ownership of these shares. The amount shown for Class A Stock includes 97,500 shares subject to stock options.

(8) The amount shown for Class A Stock includes 4,770 shares of stock held by Mr. Thomas Cato's children, for whom he acts as custodian or trustee, and 4,400 shares held in irrevocable trust. Mr. Thomas Cato disclaims beneficial ownership of these shares. The amounts shown for Class A Stock include 75,000 shares subject to stock options. The amounts shown for Class B Stock include 6,000 shares subject to stock options.

(9)      Includes 59,250 shares of Class A Stock subject to stock options.

(10) The amounts shown for Class A Stock include 892,582 shares subject to stock options. The amounts for Class B Stock include 226,800 shares subject to stock options.

(11) Based on Schedule 13 G received by the Company from this Shareholder on or about February 1, 2000. The address of this Shareholder is Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401. The amount shown represents shared investment power.


                              ELECTION OF DIRECTORS

         The Board of Directors, consisting of 12 members, is divided into three classes with terms expiring alternately over a three year period. As a result of the expiration of the terms of four incumbent directors, a total of four nominees are standing for election at the annual meeting. The four directors whose terms expire at this year's annual meeting, Ms. Clarice Cato Goodyear and Messrs. John P. Derham Cato, Paul Fulton and James H. Shaw, have been nominated by the Board of Directors to succeed themselves and to serve until the 2003 annual meeting and until their successors are elected and qualified. The Board of Directors nominates Director candidates in accordance with the Company's Bylaws.

         It is the intention of the persons named in the proxy to vote for such persons for election to the Board of Directors for the ensuing periods as described except to the extent authority to so vote is withheld with respect to one or more nominees. Should any nominee be unable to serve (which is not anticipated), the proxy will be voted for the election of a substitute nominee selected by the Board of Directors. The four nominees shall be elected by a plurality of the votes of Class A Stock and Class B Stock voting as a single class. The other eight members of the Board of Directors will continue to serve in such capacity until their terms expire and their successors are elected and qualified.


NOMINEES

         Information with respect to each nominee, including biographical data for at least the last five years, is set forth below.

         Clarice Cato Goodyear, 53, has been employed by the Company since 1975 and has served as a director and officer of the Company since 1979. Since July 1993, she has served as Special Assistant to the Chairman and Chief Executive Officer and President and as Assistant Secretary. From March 1987 through July 1993, Ms. Goodyear held senior administrative, operational services and human resources positions in the Company; she served as Executive Vice President, Chief Administrative Officer and Assistant Secretary from May 1992 through July 1993. Ms. Goodyear is a daughter of Mr. Wayland H. Cato, Jr.

         John P. Derham Cato, 49, has been employed as an officer of the Company since 1981 and has been a director of the Company since 1986. Since May 1999, Mr. John Cato has served as Vice Chairman of the Board, President and Chief Executive Officer. From June 1997 to May 1999, he served as Vice Chairman of the Board, President and Chief Operating Officer. From August 1996 to June 1997, he served as Vice Chairman of the Board and Chief Operating Officer. From 1992 to August 1996, he served as Executive Vice President and as President and General Manager of the It's Fashion! Division. Mr. John Cato is a son of Mr. Wayland H. Cato, Jr.

         Paul Fulton, 65, has been a director of the Company since 1994. Since March 2000, he has served as Chairman of the Board of Directors of Bassett Furniture Industries, Inc. From July 1997 to March 2000, he served as Chairman and Chief Executive Officer of Bassett Furniture Industries, Inc. From January 1994 until 1997, Mr. Fulton served as Dean of the Kenan-Flagler Business School of the University of North Carolina at Chapel Hill. From July 1988 to December 1993, Mr. Fulton served as President of Sara Lee Corporation. Mr. Fulton is currently a director of Sonoco Products, Bank of America Corporation, Lowes Companies, Inc. and Bassett Furniture Industries, Inc.

         James H. Shaw, 71, has been a director of the Company since 1989. Mr. Shaw was Chairman of Consolidated Ivey's, a regional department store chain, from 1988 until his retirement in 1989, Chairman and Chief Executive Officer of
J. B. Ivey & Company from 1986 to 1988 and Chairman and Chief Executive Officer of Ivey's Carolinas from 1983 to 1986.

CONTINUING DIRECTORS

         Information with respect to the eight continuing members of the Board of Directors, including biographical data for the last five years, is set forth below.

         Wayland H. Cato, Jr., 77, is Chairman of the Board and has been a director of the Company since 1946. From 1991 to May 1999, he served as Chairman of the Board and Chief Executive Officer. From 1970 until 1991, he served as the Chairman of the Board, President and Chief Executive Officer. From 1960 until 1970, he served as President and Chief Executive Officer of the Company.

         Edgar T. Cato, 75, is the Former Vice Chairman of the Board and Co-Founder of the Company and has been a director of the Company since 1946. Mr. Edgar T. Cato is the brother of Mr. Wayland H. Cato, Jr.

         Thomas E. Cato, 45, has been employed by the Company since 1977, has served as an officer since 1986 and has been a director of the Company since 1993. Since February 1987, he has served as Vice President, Divisional Merchandise Manager. Mr. Thomas Cato is a son of Mr. Wayland H. Cato, Jr.

         Howard A. Severson, 52, has been employed by the Company since 1985 and has served as a director of the Company since 1995. Since January 1993, he has served as Executive Vice President, Assistant Secretary and Chief Real Estate and Store Development Officer. From August 1989 through January 1993, Mr. Severson served as Senior Vice President - Chief Real Estate Officer.

         Robert W. Bradshaw, Jr., 66, has been a director of the Company since 1994. Since 1961, he has been engaged in the private practice of law with Robinson, Bradshaw & Hinson, P.A. and is a Shareholder of the firm.

         George S. Currin, 63, has been a director of the Company since 1973. Since 1989, he has served as Chairman and Managing Director of Fourth Stockton Company and Chairman of Currin-Patterson Properties LLC, both privately held real estate investment companies.

         Grant L. Hamrick, 61, has been a director of the Company since 1994. Mr. Hamrick was Senior Vice President and Chief Financial Officer for American City Business Journals, Inc. from 1989 until his retirement in 1996. From 1961 to 1985, Mr. Hamrick was employed by the public accounting firm Price Waterhouse and served as Managing Partner of the Charlotte, North Carolina Office.

         A. F. (Pete) Sloan, 70, has been a director of the Company since 1994. Mr. Sloan was Chairman of the Board of Lance, Inc. where he was employed from 1955 until his retirement in 1990.

         The eight continuing members of the Board of Directors are divided into two classes with current terms expiring in 2001 and 2002, respectively. On the expiration of each director's term, his successor in office will be elected for a three-year term. The terms of Messrs. Thomas E. Cato, George S. Currin and A.
F. (Pete) Sloan expire in 2001. The terms of Messrs. Wayland H. Cato, Jr., Edgar
T. Cato, Howard A. Severson, Robert W. Bradshaw and Grant L. Hamrick expire in 2002.

DIRECTORS' COMPENSATION

         Directors, who are not employees of the Company, receive a fee for their services of $18,000 per year payable at the rate of $1,500 per month and are reimbursed for reasonable expenses incurred in attending director meetings. Non-employee directors also receive $125 per hour or a maximum of $1,000 per day for attending special meetings or for additional services.


                             MEETINGS AND COMMITTEES

         During the fiscal year ended January 29, 2000, the Company's Board of Directors held 4 meetings.

         The Company's Audit Committee discusses with management and the independent auditors the quality and adequacy of the Corporation's system of internal controls, the status of significant pending legislation, taxation matters and any other significant matters relating to the legal and compliance areas and confers with the Company's independent auditors concerning the scope and results of their audits and any recommendations they may have and considers such other matters relating to auditing and accounting as the Committee may deem appropriate. During the fiscal year ended January 29, 2000, the Audit Committee held one meeting. Ms. Goodyear and Messrs. Wayland H. Cato, Jr., Bradshaw, Currin, Fulton, Hamrick, Shaw and Sloan are members of the Audit Committee.

         The Company's Compensation Committee reviews and approves the compensation of the executive officers of the Company. The Compensation Committee held six meetings during the fiscal year ended January 29, 2000. Messrs.
Sloan, Fulton, Hamrick and Shaw are members of the Compensation Committee.

                           SUMMARY COMPENSATION TABLE

         The table below sets forth the compensation for the persons who were at January 29, 2000 the Company's Chief Executive Officer and four other most highly compensated executive officers.

                                                                                      LONG TERM
                                                                                    COMPENSATION
                                           ANNUAL COMPENSATION (1)                     AWARDS
                                    --------------------------------------  ------------------------------
                                   FISCAL                                    RESTRICTED     SECURITIES         ALL OTHER
                                    YEAR        SALARY         BONUS            STOCK       UNDERLYING       COMPENSATION
                                                                               AWARDS         OPTIONS
NAME AND PRINCIPAL POSITION                       ($)(2)          ($)            ($)            (#)               ($)


Wayland H. Cato, Jr.                1999         499,531          --                            --              149,848 (3)
Chairman of the Board               1998         481,901      500,000                           --              136,691 (3)
                                    1997         442,977      225,000                           --                --

John P. Derham Cato                 1999         579,535      900,000       1,181,000 (4)   200,000 (5)           --
Vice Chairman of the Board          1998         480,540      500,000                       200,000 (6)           --
President and                       1997         424,454      212,500                       300,000 (6)           --
Chief Executive Officer

B. Allen Weinstein (7)              1999         341,160      300,000                        20,000 (8)           --
Executive Vice President            1998         316,456      162,500                           --               35,000 (9)
Chief Merchandising Officer         1997         129,859       37,500                        75,000 (10)          --
of the Cato Division

David Kempert                       1999         248,108      187,500                        20,000 (8)           --
Executive Vice President            1998         229,653      117,500                           --                --
Chief Store Operations Officer      1997         219,538       67,500                        30,000 (10)          --
of  the Cato Division

Michael O. Moore (11)               1999         235,183      150,000                        35,000 (12)          --
Executive Vice President            1998         109,060       73,300 (13)                   35,000 (10)         50,000 (9)
Chief Financial Officer             1997          --             --                             --                --
and Secretary

--------------

(1) No named executive officer received perquisites or other personal benefits, securities or property which, in the aggregate, exceeded the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2)      Does not include amounts deducted pursuant to Internal Revenue Code
         Section 125.

(3) Represents amounts reimbursed under a Supplemental Compensation Agreement between the Company and Mr. Wayland Cato to maintain a split-dollar life insurance policy. The amount reimbursed is based on the lesser of (i) the P.S. 58 term insurance rates, or (ii) the insurer's one-year term insurance rates for insurance available to all standard risks. Under an agreement with Mr. Wayland Cato, the Company is sole owner of a life insurance policy in the face amount of $20,000,000. Upon the death of Mr. Wayland Cato, the Company and an irrevocable trust established by Mr. Wayland Cato will share equally in the insurance death benefit. This policy was purchased as a result of a tax-free exchange of existing life insurance policies with a death benefit of approximately $11,300,000 and cash surrender value of approximately $4,500,000. The total policy premium for fiscal 1999 was $427,801. Mr. Wayland Cato has no interest in the cash surrender value of the current insurance policy.

(4) Restricted Stock grant made conditioned upon Shareholder approval of the 1999 Incentive Compensation Plan. As of January 29, 2000, Mr. John Cato held a total of 100,000 restricted shares of Class B Stock at a value of $1,181,000 based on the average trading price of the Class B Stock of $11.81 on January 28, 2000, the last trading day before fiscal year end.

(5) Options to purchase 100,000 shares of Class B Stock pursuant the 1987 Non-Qualified Stock Option Plan and 100,000 shares of Class B Stock pursuant to the 1999 Incentive Compensation Plan were granted to the named executive officer at the fair market value of the Class B Stock on the date of grant. The options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant.

(6) Options to purchase Class B Stock pursuant to the 1987 Non-Qualified Stock Option Plan were granted to the named executive officer at the fair market value of the Class B Stock on the date of grant. The options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant.

(7)      Mr. Weinstein joined the Company on August 18, 1997.

(8) Options to purchase Class A Stock pursuant to the 1999 Incentive Compensation Plan were granted to the named executive officers at the fair market value of the Class A Stock on the date of grant. The options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant.

(9)      Represents amount paid for relocation expenses.

(10) Options to purchase Class A Stock pursuant the 1987 Non-Qualified Stock Option Plan were granted to the named executive officers at the fair market value of the Class A Stock on the date of grant. The options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant.

(11)     Mr. Moore joined the Company on July 13, 1998.

(12) Options to purchase 20,000 shares of Class A Stock pursuant to the 1999 Incentive Compensation Plan and option to purchase 15,000 shares of Class A Stock pursuant to the 1987 Non-Qualified Stock Option Plan were granted to the named executive officer at the fair market value of the Class A Stock on the date of grant. The options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant.

(13)     Includes bonus amount of $30,000 paid upon employment.


EMPLOYMENT AND SEVERANCE AGREEMENTS

         The Company has severance agreements with Mr. John Cato, Mr. Allen Weinstein and Mr. Michael Moore which currently provides for the continuation of each of their base salaries for 12 months upon the termination of their employment without cause. The Company has a severance agreement with Mr. David Kempert which currently provides for the continuation of his base salary for six months upon termination of his employment without cause. (See "Compensation Committee Report on Executive Compensation" for a discussion of Mr. John Cato's Employment Agreement.)

        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END OPTION VALUES

         The following table presents the value of unexercised options held by the named executives at the end of the fiscal year ended January 29, 2000.

                                                             NUMBER OF                     VALUE OF
                                                       SECURITIES UNDERLYING             UNEXERCISED
                                                        UNEXERCISED OPTIONS              IN-THE-MONEY
                             SHARES                          AT FISCAL                    OPTIONS AT
                            ACQUIRED                        YEAR-END (#)            FISCAL YEAR-END ($)(1)
                               ON          VALUE      -------------------------   ---------------------------
                            EXERCISE      REALIZED        EXERCISABLE (E)/             EXERCISABLE (E)/
NAME                          (#)           ($)          UNEXERCISABLE (U)            UNEXERCISABLE (U)
------------------------- ------------- ------------- -------------------------   ---------------------------

Wayland H. Cato, Jr.           --              --                   216,666(E)                    825,498(E)
                                                                       --  (U)                       --  (U)

John P. Derham Cato            --              --                   295,500(E)                    896,775(E)
                                                                    549,500(U)                    609,825(U)

B. Allen Weinstein             --              --                    30,000(E)                     95,700(E)
                                                                     65,000(U)                    143,550(U)

David Kempert                  --              --                    56,500(E)                    206,500(E)
                                                                     46,500(U)                     31,875(U)

Michael O. Moore               --              --                     7,000(E)                       --  (E)
                                                                     63,000(U)                       --  (U)

-------------------------------------------------------------------------------------------------------------



(1) Value is based on difference between exercise price and market price of the underlying securities as of January 28, 2000, the last trading day before the fiscal year-end.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning certain options granted by the Company to the named executive officers during the fiscal year ended January 29, 2000:

                                    INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------------  POTENTIAL REALIZABLE VALUE
                                 NUMBER OF                                                   AT ASSUMED ANNUAL RATES OF
                                 SECURITIES      % OF TOTAL       EXERCISE                   OF STOCK PRICE APPRECIATION
                                 UNDERLYING    OPTIONS GRANTED     OF BASE                         FOR OPTION TERM
                                  OPTIONS       TO EMPLOYEES        PRICE     EXPIRATION    ------------------------------
NAME                             GRANTED(#)    IN FISCAL YEAR      ($/SH)        DATE         5%($)            10%($)
------------------------------- ------------- ------------------ -------------------------- -----------    ---------------
Wayland H. Cato, Jr.                 --              --              --           --            --               --

John P. Derham Cato              100,000 (1)         14.9           12.72      08/26/09      799,953         2,027,240
                                 100,000 (2)         14.9           13.25      05/20/09      833,285         2,111,708

B. Allen Weinstein                20,000 (3)          3.0           12.28      11/01/09      154,456           391,423

David Kempert                     20,000 (3)          3.0           12.28      11/01/09      154,456           391,423

Michael O. Moore                  15,000 (4)          2.2           12.72      05/20/99      120,000           304,200
                                  20,000 (3)          3.0           12.28      11/01/09      154,456           391,423

------------

(1) Options granted under the Company's 1987 Non-Qualified Stock Option Plan to purchase Class B Stock at the fair market value of the Class B Stock on the date of grant. The options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant.

(2) Options granted under the Company's 1999 Incentive Compensation Plan to purchase Class B Stock at the fair market value of the Class B Stock on the date of grant. The options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant.

(3) Options granted under the Company's 1999 Incentive Compensation Plan to purchase Class A Stock at the fair market value of the Class A Stock on the date of grant. The options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant.

(4) Options granted under the Company's 1987 Non-Qualified Stock Option Plan to purchase Class A Stock at the fair market value of the Class A Stock on the date of grant. The options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant.


                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

         The following report submitted by the Compensation Committee of the Board of Directors addresses the Company's executive compensation policies for fiscal 1999.

         The Compensation Committee is composed of four members. The members are Messrs. Grant L. Hamrick, Paul Fulton, James H. Shaw and A. F. (Pete) Sloan. The Compensation Committee provides guidance for the Company's executive compensation programs to insure a direct relationship between executive compensation and corporate performance.

         The Company's executive compensation program has been designed (i) to provide compensation equivalent to compensation offered by peer group companies in order to attract and retain the most qualified executives, (ii) to motivate executive officers by rewarding them for attaining pre-established Company financial goals and (iii) to align the interest of executive officers with the long-term interest of Shareholders.

         In designing the compensation packages for executive officers, the Compensation Committee compares the Company's executive officer compensation packages with peer group executive officer compensation packages, some of which are included in the Dow Jones Specialty Apparel Market Index used in the performance graph. Peer group companies which are similar in size and operate in the specialty apparel retail market are given particular consideration. The Compensation Committee also considers the views of the Company's outside retail consultants, as well as industry benchmark compensation surveys by William M. Mercer, Inc. and the National Retail Federation concerning appropriate compensation levels for executive officers.

         The executive compensation program is focused on attainment of profitability and enhancement of Shareholder equity. Currently, the Company's executive compensation program consists of three principal types of compensation: annual base salary, incentive bonuses and long-term stock option awards. Executive officers are rewarded when the Company achieves financial goals, particularly related to net income and earnings per share, and when the executive officer achieves individual performance levels related to the executive officer's specific area of responsibility.

         Annual Base Salary - The annual base salary of each executive officer is based on the scope of his or her responsibility and accountability. Each year the Compensation Committee determines the base salary for each executive officer taking into consideration whether the Company achieved net income results and whether the executive officer achieves individual performance levels established for the prior fiscal year.

         Incentive Bonus - A significant component of an executive officer's total cash compensation consists of an incentive bonus. Each executive officer, other than Mr. Wayland Cato, will earn a bonus based on achievement of the targeted net income performance criteria. A bonus accrual is made based on the achievement of the net income performance criteria. If net income performance criteria is not achieved, the accrual may be reduced or eliminated.

         No weighting is applied to the criteria established for each executive officer. If an executive officer achieves all of his or her performance goals and if the Company's profit plan is achieved, the executive officer is eligible to receive an incentive bonus. In the event an executive officer achieves some, but not all, of the performance goals, he or she is eligible to receive a bonus of a portion of the executive officer's potential maximum bonus.

         Long-Term Stock Option Awards - Stock options are awarded by the Compensation Committee under the Company's 1987 Non-Qualified Stock Option Plan and the 1999 Incentive Compensation Plan to executive officers to provide incentive for the executive officer to focus on the Company's future financial performance and as a means to encourage an executive officer to remain with the Company. The stock option exercise price is 100% of the fair market value of the shares on the date of grant and the stock options vest in 20% increments over five years. Stock option grants are made when executive officers join the Company and thereafter at the discretion of the Compensation Committee.

         The Compensation Committee recognizes that, to varying degrees, the determination of an executive officer's compensation package involves subjective considerations.

CHIEF EXECUTIVE OFFICER

         The Compensation Committee discusses and determines the compensation package for the Chief Executive Officer. Mr. John P. Derham Cato was appointed Chief Executive Office on May 20, 1999. The Compensation Committee recommended having an Employment Agreement with Mr. John Cato to provide for continuity of management. The Employment Agreement addresses termination and the consequences for the Company and for Mr. John Cato upon death, disability, for cause, without cause and pursuant to change of control. The Employment Agreement allows for accelerated vesting and pro rata accelerated vesting of restricted stock and stock option grants for termination under certain circumstances. The term of Mr. John Cato's Employment Agreement expires on May 31, 2002. The Employment Agreement provides for a non-competition period of two years after the date of termination of employment. The Employment Agreement provides for the compensation discussed herein. Mr. John Cato's compensation package consists of base salary, incentive bonus, long-term stock option awards and restricted stock grants.

         In determining Mr. John Cato's compensation package, the Compensation Committee compared Mr. John Cato's package with the compensation packages of other retailers, including the Chief Executive Officer compensation package of the companies listed in the Dow Jones Specialty Apparel Market Index and the Peer Group used in the Stock Performance Graph. The Compensation Committee took into consideration Mr. John Cato's years of service and experience with the Company and in the specialty retail apparel industry. The Compensation Committee believes that the compensation package offered Mr. John Cato is consistent with Chief Executive Officer packages of peer companies, considering Mr. John Cato's experience and longevity with the Company.


CHIEF EXECUTIVE OFFICER COMPENSATION PACKAGE

         Base Salary - Mr. John Cato's Employment Agreement provides for a base salary of $600,000 per year. The salary may be increased, but not decreased, from time to time based on the Compensation Committee's review of Mr. John Cato's performance in accordance with the Company's appraisal practices and guidelines.

         Incentive Bonus - Mr. John Cato is eligible to receive an annual bonus of up to 150% of his base salary depending on the achievement of performance goals established by the Compensation Committee. The main performance goal is based on achievement of net income and earnings per share.

         Long Term Stock Option Award - Mr. John Cato was granted stock options to purchase 200,000 shares of the Company's Class B Common Stock. A grant for 100,000 shares was made pursuant to the 1987 Non-Qualified Stock Option Plan, subject to Shareholder approval of an amendment to the Plan to qualify the grant for exemption from the compensation deduction limitation of Section 162(m) of the Internal Revenue Code. A grant for 100,000 shares was made under the 1999 Incentive Compensation Plan, subject to Shareholder approval of the Plan. The grants were made at fair market value on the date of grant with vesting in 20% increments over five years.

         Restricted Stock Award - Mr. John Cato was given two grants of restricted stock. A grant of 100,000 shares was awarded subject to the Company's achieving a specific level of net income for the second half of 1999 as determined by the Compensation Committee. The restricted stock grant is subject to a four-year cliff vesting period beginning May 20, 1999. Another grant of 100,000 shares was authorized to be awarded if and when, but not later than August 18, 2004, the Company's daily share price (calculated using the average of the high and low price for the day) averages at least $20 per share during any period of 90 consecutive days and the price per share on the 90th consecutive day is at least $20.00. The restricted stock grant is subject to a four-year cliff vesting period beginning on the 90th day the stock maintains a $20.00 share price.

         This report has been provided by the Compensation Committee:

         Grant L. Hamrick           James H. Shaw
         Paul Fulton                A. F. (Pete) Sloan


            COMPENSATION COMMITTEE INTERLOCKS & INSIDER PARTICIPATION

         Mr. Wayland H. Cato, Jr. served as Chief Executive Officer and Chairman of the Board of the Company until May 1999. Since May 1999, Mr. Wayland Cato has served as Chairman of the Board. Ms. Goodyear has served as Special Assistant to the Chairman and President and Assistant Secretary of the Company since July 1993. Ms. Goodyear and Mr. Wayland H. Cato, Jr. were members of the Compensation Committee until May 1999.


                              CERTAIN TRANSACTIONS

         During 1999, the Company had thirteen lease agreements with entities in which Mr. Currin, a director of the Company, had an interest. Two lease agreements were signed in 1993, four were signed in 1994, two were signed in 1995, two was signed in 1997 and three were signed in 1999. The lease term of each agreement is for approximately 10 years with renewal terms at the option of the Company. During 1999, Mr. Currin sold four of the shopping centers leaving nine active lease agreements at year-end. The Company believes that the terms and conditions of the lease agreements are comparable to those which could have been obtained from unaffiliated leasing companies. The Company paid to the entities in which Mr. Currin has an interest the amount of $533,649 for rent and related charges during fiscal 1999.

         The firm of Robinson, Bradshaw & Hinson, P.A., of which Robert W. Bradshaw, Jr., a director of the Company is a Shareholder, was retained to perform legal services for the Company during the last fiscal year. It is anticipated that the firm will continue to provide legal services to the Company during the current fiscal year.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the yearly change in the Company's cumulative total Shareholder return on the Company's Common Stock (which includes Class A Stock and Class B Stock) for each of the Company's last five fiscal years with (i) the Dow Jones Equity Market Index, (ii) the Dow Jones Specialty Apparel Market Index and (iii) an index of six (6) peer companies. The peer group includes One Price Clothing Stores, Inc., Charming Shoppes, Inc., Deb Shops, Inc., The Dress Barn, Inc., Paul Harris Stores, Inc., and United Retail Group, Inc. The Company has chosen to use this peer group index in its performance graph because management believes the peer group index is a better reflection of the Company's competitors in the market place.

THE CATO CORPORATION
STOCK PERFORMANCE TABLE
(BASE 100- IN DOLLARS)

 LAST TRADING DAY        THE CATO      D. J. EQTY       D.J. SPC       PEER
OF THE FISCAL YEAR     CORPORATION      MKT INDEX       APPL MKT      GROUP
------------------     -----------      ---------       --------      -----
     1/27/95               100             100            100          100
     2/02/96                91             139            116           63
     1/31/97                50             175            137          133
     1/30/98               142             223            224          135
     1/29/99               107             296            416          138
     1/28/00               143             319            376          137

         The graph assumes an initial investment of $100 on January 27, 1995, the last trading day prior to the commencement of the Company's 1995 fiscal year and reinvestment of all dividends.

                APPROVAL OF THE 1999 INCENTIVE COMPENSATION PLAN

         The following summary of the 1999 Incentive Compensation Plan (the "1999 Incentive Plan") is qualified in its entirety by reference to the text of the 1999 Incentive Plan, a copy of which is attached hereto as Exhibit A.

         Purpose. The 1999 Incentive Plan was adopted by the Board to align the interests of participating key employees with the interest of the Company's Shareholders, encourage equity ownership in the Company by participating key employees, and provide an incentive to participating key employees for continuous employment with the Company.

         Shares Available for Issuance. The 1999 Incentive Plan provides that an aggregate of 1,000,000 shares of Class A and Class B Stock (collectively, the "Common Stock) is authorized for issuance upon exercise of options and for awards of restricted stock, such number being subject to adjustment for stock splits, stock dividends, and certain other types of recapitalizations.

         Term. No award under the 1999 Incentive Plan shall be exercisable or payable until the Shareholders have approved the 1999 Incentive Plan, and no awards shall be granted after July 31, 2004.

         Administration and Participants. The 1999 Incentive Plan will be administered by a committee of two or more directors selected by the Company's Board of Directors, which committee initially will be the Compensation Committee of the Board (the "Committee"). The Committee will have full discretionary authority in administering and interpreting the 1999 Incentive Plan. The Committee will select key employees to participate in award programs under the 1999 Incentive Plan. Eligible employees include executive officers and other key employees in responsible managerial or professional positions who are capable of making a substantial contribution to the success of the Company. In reply to selecting participants and in determining the form and amount of awards, the Committee will consider any factors it deems relevant, including the key employee's functions, responsibilities and the value of the employee's past and future services to the Company's profitability and sound growth. There currently are approximately 208 key employees eligible to participate in the 1999 Incentive Plan.

         Types of Awards. The Committee may grant awards under the 1999 Incentive Plan in the form of stock options, restricted stock, and cash bonuses. While the Committee may make discretionary awards of stock options and restricted stock to key employees (in the case of options and restricted stock, up to a maximum per calendar year of 200,000 options and 200,000 shares of restricted stock per employee), the focus of the 1999 Incentive Plan is to make awards that are contingent upon the attainment of certain measurable Company performance goals. The Company also intends that compensation payable under the 1999 Incentive Plan to executives subject to the compensation deduction limitations of Section 162(m) of the Internal Revenue Code of 1986 (the "Code") will, to the extent possible, qualify for deduction as "performance-based."

         Stock Options. Stock options generally may be awarded from time to time in the discretion of the Committee. Option awards may consist only of options not intended to qualify as incentive stock options under Section 422 of the Code. The exercise price for any option may not be less than 100% of the average of the high and low reported sales prices of the Company's Common Stock on the date of grant. Options will be subject to any vesting schedule and any other terms and conditions not inconsistent with the terms of the 1999 Plan that may be established by the Committee. Options may not have a term greater than 10 years. In no event may any participant receive in any calendar year options to purchase more than 200,000 shares of Common Stock.

         Restricted Stock. Grants of restricted stock may be made subject to such conditions, restrictions and contingencies as the Committee may determine. Such contingencies may include continuous service and the achievement of performance goals. The Committee also may condition the award (and, in the case of executives whose awards are subject to the deduction limitations of Section 162(m) of the Code, will condition the award) on the achievement of one or more performance goals, including net profit after taxes, return on assets, return on Shareholder's equity, return on capital, net earnings, operating earnings (any of which may be calculated with respect to the Company or any subsidiary or division), earnings per share and trading price of the Common Stock. If the vesting of a restricted stock award is based solely on the completion of service, rather than the achievement of performance goals, the required period of service for vesting purposes may not be less than three years (subject to acceleration, to the extent permitted by the Committee, in the event of the participant's death, disability, involuntary termination or change in control of the Company). In no event may any participant be awarded more than 200,000 shares of restricted stock in any calendar year.

         Cash Bonus. The Committee may award cash bonuses to participants based upon the achievement of one or more performance goals. The criteria upon which the performance goals may be based are net profit after taxes, return on assets, return on Shareholder's equity, return on capital, net earnings, operating earnings (any of which may be calculated with respect to the Company or any subsidiary or division), earnings per share and trading price of the Common Stock.

         For each bonus period (typically, a one-year period), the Committee will select participants and will, within the first 25% of the bonus period, establish in writing the performance criteria and goals for the bonus period and the formula that describes the possible amounts of the cash bonus payable to each participant based upon the extent to which the performance goals are attained. Following the completion of a bonus period, the Committee must, prior to the payment of any bonuses, review and certify in writing the extent to which the goals have been attained and the calculation of any awards.

         The Committee may, within the first 25% of any bonus period, or at any later time thereafter (except to the extent that to do so would cause an award not to be deductible for purposes of Section 162(m) of the Code), exercise discretion to adjust or modify the calculation of a performance goal to prevent the dilution or enlargement of participant rights in the event of, or in anticipation of, any unusual or extraordinary corporate event, any unusual or nonrecurring events affecting the Company or its financial statements, in response to changes in laws, regulations, accounting principles or business conditions, changes in economic or business conditions, or other circumstances deemed relevant. The Committee may, in its sole discretion, reduce or eliminate any bonus award otherwise payable. In no event may any participant receive a cash bonus for any bonus period greater than $1,250,000.

         The Committee may provide for the deferred payment of all or a portion of a cash bonus, and may further condition the right to receive deferred amounts on the achievement of other performance goals, on continued employment, or other conditions. In general, a participant must be employed by the Company on the last day of the bonus period and at the time of the bonus payment in order to receive the bonus for that period.

         Termination of Employment. Except as otherwise provided by the Committee with respect to a specific award, upon the termination of a participant's employment upon death, disability or retirement (as defined in the 1999 Incentive Plan), (i) outstanding stock options awarded to a participant will remain exercisable for a period of up to one year after the date of termination (up to the original expiration date), but will otherwise remain subject to the original restrictions and limitations of the grant, (ii) a prorated portion of any remaining restricted stock awarded to the participant will become unrestricted, and (iii) any cash bonus payable for the period in which the participant's death, disability or retirement occurs will be prorated.

         Except as otherwise provided by the Committee with respect to a specific award, in the event of termination of a participant's employment for any reason other than death, disability or retirement, (i) stock options will be exercisable for a period of 90 days after termination and only to the extent exercisable on the date of termination, (ii) restricted shares still subject to a restriction period will be forfeited, and (iii) any cash bonus payable for any period in which employee's employment terminates will be forfeited.

         Payment of Option Exercise Price. The exercise price of an option may be paid in cash, stock, a combination of both, or such other consideration as the Committee may deem appropriate. In addition, the Committee may permit a participant to elect to pay the exercise price by authorizing a third party to sell Common Stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and remit to the Company a sufficient portion of the sale proceeds to pay the entire option price and any tax withholding resulting from such exercise.

         Transferability of Awards. Awards may be transferred by a participant by will or the laws of descent and distribution. In addition, if a participant terminates employment to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may subsequently authorize a third party, such as a "blind" trust, to act on behalf of, and for the benefit of, the respective participant with respect to any outstanding grants held by the participant subsequent to his termination of employment. If permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise his rights and receive any distributions under the 1999 Incentive Plan upon his death.

         Amendment and Termination of Plan. The Committee may suspend or terminate the 1999 Incentive Plan without notice. The Committee may amend the 1999 Incentive Plan, but may not, without Shareholder approval, adopt any amendment that would require approval of the Shareholders pursuant to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Code (as it affects "covered employees").

         Other. The 1999 Incentive Plan provides that the Committee may elect to accelerate the vesting or exercisability of awards upon a change of control of ownership of the Company or otherwise when deemed in the best interests of the Company. The Committee also may generally amend, to the extent it deems appropriate, any unexercised, unearned or unpaid award, except to the extent that such amendment would adversely affect a participant or would prevent deductibility of the award under Section 162(m) of the Code.

         Certain Federal Income Tax Consequences. Certain tax consequences of the 1999 Incentive Plan under current federal law are summarized in the following discussion, which deals with the general tax principles applicable to the 1999 Incentive Plan, and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

         For federal income tax purposes, the recipient of non-qualified stock options granted under the 1999 Incentive Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of non-qualified stock options the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise.

         A key employee to whom restricted stock is issued will not have taxable income upon issuance and the Company will not then be entitled to a deduction, unless the employee makes an election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to repurchase by the Company, the employee will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the fair market value of the shares at the date such restrictions lapse, less the purchase price therefor. If an election is made under Section 83(b) with respect to restricted stock, the employee will realize ordinary income at the date of issuance equal to the difference between the fair market value of the shares at that date less the purchase price therefor and the Company will be entitled to a deduction in the same amount.

         Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. It is the Company's policy generally to design the Company's compensation programs to conform with Section 162(m) so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments in excess of $1 million which qualify as "performance-based." The Company intends to comply with other requirements of the performance-based compensation exclusion under Section 162(m), including option pricing requirements and requirements governing the administration of the 1999 Incentive Plan, so that the deductibility of compensation paid to top executives thereunder is not expected to be disallowed.

                                  PLAN BENEFITS
                     UNDER 1999 INCENTIVE COMPENSATION PLAN


NAME AND POSITION                                            DOLLAR VALUE (1)           NUMBER OF UNITS (#)

Wayland H. Cato, Jr....................................               --                          --
   Chairman of the Board

John P. Derham Cato...................................                --                     100,000 (2)
   Vice Chairman of the Board
   President and Chief Executive Officer

B. Allen Weinstein ...................................                --                      20,000 (3)
   Executive Vice President
   Chief Merchandising Officer
   of the Cato Division

David Kempert.........................................                --                      20,000 (3)
   Executive Vice President
   Chief Store Operations Officer
   of the Cato Division

Michael O. Moore                                                      --                      20,000 (3)
   Executive Vice President
   Chief Financial Officer and Secretary

All current executive officers as a group (8  persons)                --                     210,000 (4)

All employees other than current executive officers                   --                     299,000 (3)
as a group (117 persons)..............................

------------------------------

(1) The dollar value calculation is based on the difference between the grant prices of the options reflected in the table and $11.44, the closing price of the Company's Class A Stock on January 28, 2000.

(2) Options granted to purchase Class B Stock at the fair market value of the Class B Stock on the date of grant. The Options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant.

(3) Options granted to purchase Class A Stock at the fair market value of the Class A Stock on the date of grant. The Options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant.

(4) Options granted to purchase Class A Stock at the fair market value of the Class A Stock on the date of grant, except as noted herein. The Options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant.

         The affirmative vote of a majority of the votes present or represented at the Annual Meeting and entitled to vote by the holders of Class A Stock and Class B Stock, voting as a single class, is required for adoption of the amendment to the 1999 Incentive Compensation Plan. The directors recommend that Shareholders vote FOR adoption of the 1999 Incentive Compensation Plan.

              AMENDMENT OF THE 1987 NON-QUALIFIED STOCK OPTION PLAN

         The Company's Board of Directors has, subject to Shareholder approval, adopted an amendment to the Company's 1987 Non-Qualified Stock Option Plan (the "1987 Plan") to provide that no participant may receive in any calendar year options to purchase more than 100,000 shares of Common Stock or stock appreciation rights with respect to more than 100,000 shares of Common Stock. Such an amendment is necessary to qualify future compensation expense associated with grants under the 1987 Plan from the compensation deduction limitations of
Section 162(m) of the Code. In May 1999, the Board approved a grant of options under the 1987 Plan to Mr. John P. Derham Cato, the Company's Chief Executive Officer, to purchase 100,000 shares of Class B Stock, subject to Shareholder approval of such amendments to the 1987 Plan as necessary to permit the grant to qualify for exemption from the Section 162(m) limitations. Accordingly, the 1987 Plan, as amended, is being submitted for Shareholder approval. The option grant to Mr. John Cato described above will not be effective unless the Shareholders approve the 1987 Plan as amended.

         The following summary of the 1987 Plan is qualified in its entirety by reference to the text of the 1987 Plan, as amended, a copy of which is attached hereto as Exhibit B.

         Purpose. The 1987 Plan was adopted by the Board to provide an incentive to participating key employees for continuous employment with the Company and to encourage stock ownership by such employees.

         Shares Available for Issuance. The 1987 Plan provides that an aggregate of 3,075,000 shares of Class A Stock and Class B Stock is authorized for issuance upon exercise of options and for exercise of related stock appreciation rights ("SARs"), such number being subject to adjustment for stock splits, stock dividends, and certain other types of recapitalizations. Shares may be issued under the 1987 Plan from the Company's authorized and unissued shares or treasury shares. Shares represented by options and SARs that are forfeited or terminated without being exercised are again available for issuance under the 1987 Plan. As of March 24, 2000, a tal of 3,026,982 shares of Common Stock have been granted or are subject to options granted under the 1987 Plan, leaving a total of 48,018 shares available for issuance pursuant to new option and SAR grants. To date, no SARs have been granted under the 1987 Plan.

         Effective Date.  The 1987 Plan became effective on March 9, 1987.

         Administration and Participants. The 1987 Plan is administered by the Compensation Committee of the Board (the "Committee"). The Committee has full discretionary authority in administering and interpreting the 1987 Plan. Key employees, including officers, of the Company and its subsidiaries are eligible to participate in the 1987 Plan. The Committee will select key employees from time to time to receive awards under the 1987 Plan. There currently are approximately 125 key employees eligible to participate in the 1987 Plan.

         Types of Awards. The Committee may grant awards under the 1987 Plan in the form of stock options and related SARs.

         Stock Options. Stock options generally may be awarded from time to time in the discretion of the Committee. Option awards may consist only of options not intended to qualify as incentive stock options under Section 422 of the Code. The exercise price for any option may not be less than 100% of the fair market value the Company's Common Stock on the date of grant. Options will be subject to any vesting schedule and any other terms and conditions not inconsistent with the terms of the 1987 Plan that may be established by the Committee. Options may not have a term greater than 10 years. Under the proposed amendment to the 1987 Plan, no participant may receive in any calendar year options to purchase more than 100,000 shares of Common Stock.

         SARs. The Committee may, in its discretion, grant SARs in tandem with specific grants of options under the 1987 Plan. To date, no SARs have been granted under the 1987 Plan. SARs may be granted only in conjunction with, and at the same time as, a related option, but may be granted with respect to all or only a specified portion of that option. The purpose of the tandem SARs is to facilitate the exercise of options by optionees in cases in which, in the judgment of the Committee, the exercise of the option would be significantly burdensome to the optionee. SARs entitle the holder, upon exercise in connection with the exercise of a tandem stock option, to receive such consideration as determined from time to time by the Committee, including cash, Common Stock, or any combination thereof, in an amount equal to the difference between the exercise price of the related option and the fair market value of the Common Stock on the date of exercise, multiplied by the number of shares with respect to which the SARs are exercised. SARs expire no later than the expiration date of the related stock option. The number of shares with respect to which SARs are exercised will reduce the maximum number of shares available for issuance under the 1987 Plan by a corresponding amount. SARs granted to the Company's executive officers and directors are not exercisable during the first six months after the date of grant except in the case of death or disability of the optionee. Additionally, executive officers and directors may exercise SARs only during the ten-day period beginning on the 3rd business day following the Company's release of quarterly or annual earnings and ending on the 12th day following such release, or such other period as provided under Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule. Under the proposed amendment to the 1987 Plan, no participant may receive in any calendar year SARs with respect to more than 100,000 shares of Common Stock.

         Payment of Option Exercise Price. The exercise price of an option may be paid in cash, stock, a combination of both. In addition, in the event an option becomes exercisable by an optionee following termination of employment or by an optionee's successor upon the optionee's death, the Committee may in its discretion permit the option to be surrendered in lieu of exercise in exchange for payment of the in-the-money value of such surrendered option in Common Stock, cash, or any combination thereof. As a condition to exercise of the option, the optionee is required to remit in cash to the Company the amount of any applicable withholding taxes.

         Transferability of Awards. During the lifetime of an optionee, an option and related SAR are exercisable only by the optionee and are not be assignable or transferable, except by will or the laws of descent and distribution. If an optionee's employment is terminated for cause, any outstanding options and related SARs immediately terminate.

         Amendment and Termination of Plan. The Board may, to the extent permitted by law, without notice, suspend, terminate, revise or amend the 1987 Plan or suspend the right to exercise outstanding options and SARs issued under the 1987 Plan. The Board may not, however, without Shareholder approval, materially increase the number of shares subject to the 1987 Plan, change the designation of the class of participants in the 1987 Plan, decrease or otherwise change the manner of determining the price of option grants or materially increase the benefits available to persons eligible to receive options under the Plan. The Committee may, subject to the terms and conditions of the 1987 Plan, modify, extend or renew outstanding options, accept the surrender of outstanding options and authorize the granting of substitute options; provided that no modification of an option will alter or impair the rights and obligations under any previously granted option without the consent of the optionee.

         Other. The 1987 Plan provides for accelerated vesting of outstanding options in the event any third party commences a tender offer or exchange offer that would result in the acquisition of such party of more than 50% of the combined voting power of the Company. The 1987 Plan provides that no member of the Board or the Committee will be liable for any action or determination made in good faith with respect to the 1987 Plan or any award thereunder, and further provides certain indemnification and expense reimbursement rights to the Board and Committee for actions taken in connection with the 1987 Plan.

         Certain Federal Income Tax Consequences. Certain tax consequences of the 1987 Plan under current federal law are summarized in the following discussion, which deals with the general tax principles applicable to the 1987 Plan, and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.

         For federal income tax purposes, the recipient of non-qualified stock options granted under the 1987 Plan will not have taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of non-qualified stock options the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise. No taxable income is realized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount that the recipient realized as ordinary income.

         Under Section 162(m) of the Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. It is the Company's policy generally to design the Company's compensation programs to conform with Section 162(m) so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments in excess of $1 million which qualify as "performance-based." The Company prospectively intends to comply with other requirements of the performance-based compensation exclusion under Section 162(m), including option pricing requirements and requirements governing the administration of the 1987 Plan, so that the deductibility of future compensation paid to top executives thereunder is not expected to be disallowed.

         The table below sets forth certain information concerning grants under the 1987 Plan during the fiscal year ended January 29, 2000 to (i) each officer of the Company named in the Summary Compensation Table, (ii) all current executive officers of the Company as a group, (iii) all non-employee directors as a group and (iv) all employees other than the current executive officers as a group.

                                  PLAN BENEFITS
                   UNDER 1987 NON-QUALIFIED STOCK OPTION PLAN

NAME AND POSITION                                            DOLLAR VALUE (1)           NUMBER OF UNITS (#)

Wayland H. Cato, Jr....................................               --                          --
   Chairman of the Board

John P. Derham Cato...................................                --                     100,000 (2)
   Vice Chairman of the Board
   President and Chief Executive Officer

B. Allen Weinstein ...................................                --                          --
   Executive Vice President
   Chief Merchandising Officer
   of the Cato Division

David Kempert.........................................                --                          --
   Executive Vice President
   Chief Store Operations Officer
   of the Cato Division

Michael O. Moore                                                      --                      15,000 (3)
   Executive Vice President
   Chief Financial Officer and Secretary

All current executive officers as a group (8 persons)                 --                     115,000 (4)

All employees other than current executive officers                   --                      32,000 (3)
  as a group (117 persons)............................

------------------------------

(1) The dollar value calculation is based on the difference between the grant prices of the options reflected in the table and $11.44, the closing price of the Company's Class A Stock on January 28, 2000.

(2) Options granted to purchase Class B Stock at the fair market value of the Class B Stock on the date of grant. The Options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant.

(3) Options granted to purchase Class A Stock at the fair market value of the Class A Stock on the date of grant. The Options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant.

(4) Options granted to purchase Class A Stock at the fair market value of the Class A Stock on the date of grant, except as noted herein. The Options vest in equal amounts over five years from the date of grant and expire ten years from the date of grant.

         The affirmative vote of a majority of the votes present or represented at the Annual Meeting and entitled to vote by the holders of Class A Stock and Class B Stock, voting as a single class, is required for adoption of the amendment to the 1987 Non-Qualified Stock Option Plan. The directors recommend that Shareholders vote FOR the amendment to the 1987 Non-Qualified Stock Option Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Deloitte & Touche LLP as independent auditors to examine the Company's financial statements for the fiscal year ending February 3, 2001. This selection is being presented to the Shareholders for their ratification at the annual meeting. Deloitte & Touche LLP examined the Company's financial statements for the fiscal years ended January 29, 2000 and January 30, 1999. A representative of Deloitte & Touche LLP is expected to attend the meeting, respond to appropriate questions from Shareholders present and, if such representative desires, to make a statement. The affirmative vote of a majority of the votes present or represented at the annual meeting and entitled to vote by the holders of Class A Stock and Class B Stock, voting as a single class, is required to approve the proposal. The directors recommend that Shareholders vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors.


                              SHAREHOLDER PROPOSALS

         Shareholders who intend to present proposals for consideration at next year's annual meeting are advised that, pursuant to rules of the Securities and Exchange Commission, any such proposal must be received by the Secretary of the Company at the Company's principal executive offices, 8100 Denmark Road, Charlotte, North Carolina 28273-5975 no later than the close of business on January 2, 2001 if such proposal is to be considered for inclusion in the proxy statement and proxy appointment form relating to that meeting. Only persons who have held beneficially or of record at least $2,000 in market value, or 1% of the combined class of Class A and Class B Common Stock, for at least one year on the date the proposal is submitted and who continue in such capacity through the meeting date are eligible to submit proposals to be considered for inclusion in the Company's proxy statement. In addition, pursuant to rules of the Securities and Exchange Commission, the Company may direct the persons named in the Company's proxy with respect to next year's annual meeting to exercise discretionary voting authority to vote against any matter, without any disclosure of such matter in the Company's proxy statement, if notice of such matter is received by the Secretary of the Company later than the close of business on March 19, 2001.


                                  OTHER MATTERS

         The Board of Directors of the Company knows of no matters which will be presented for consideration at the meeting other than those set forth in this proxy statement. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy to vote on them in accordance with their best judgment.



                                               For the Board of Directors

                                               THE CATO CORPORATION

                                               /s/ Michael O. Moore

                                               MICHAEL O. MOORE
April 26, 2000                                 Secretary

                                    EXHIBIT A

                              THE CATO CORPORATION
                        1999 INCENTIVE COMPENSATION PLAN


                                    ARTICLE I

                            PURPOSE AND TERM OF PLAN

         1.1 Purpose. The purposes of this The Cato Corporation 1999 Incentive Compensation Plan (the "Plan") are to (1) align the interests of participating employees of The Cato Corporation ("Cato") and its Related Companies (the "Company") with the interests of Cato's shareholders by reinforcing the relationship between participants' rewards and shareholder value; (2) encourage equity ownership in Cato by participants; and (3) provide an incentive to participants for continuous employment with the Company.

         1.2 Term. This Plan will be effective as of August 26, 1999, subject to the Plan's approval by the shareholders of Cato at the 2000 annual shareholders meeting. No Awards shall be exercisable or payable before such shareholder approval of the Plan, except that an Award made for calendar year 1999 shall be payable prior to such shareholder approval to the extent the payment of such Award does not result in such Award not being deductible by the Company for tax purposes by reason of Section 162(m) of the Code. Awards shall not be granted under this Plan after July 31, 2004.


                                   ARTICLE II

                                   DEFINITIONS

         2.1 "1987 Plan" shall mean The Cato Corporation 1987 Non-Qualified Stock Option Plan.

         2.2 "Award" means any form of Stock Option, share of Restricted Stock or cash bonus granted under the Plan to a Participant by the Committee.

         2.3 "Base Salary" shall have the meaning set forth in Section 8.2.

         2.4 "Bonus Formula" shall have the meaning set forth in Section 8.3.

         2.5 "Bonus Period" means the one-year periods, or such other periods as the Committee may select, over which the attainment of one or more Performance Goals will be measured for purposes of determining a Participant's right to an Award under the Bonus Award Program.

         2.6 "Cato" shall have the meaning set forth in Section 0.

         2.7 "Change in Control" of the Company means:

         (a) an acquisition (other than directly from the Company) by a Person (as defined below) (excluding the Company or an employee benefit plan of the Company or an entity controlled by the Company's shareholders) that results in such Person beneficially owning shares of the Company's voting securities with total voting power exceeding the total voting power of the Company's voting securities beneficially owned by the current holders of the Company's Class B Common Stock and persons who would be "Permitted Transferees" as such term is defined in the Company's certificate of incorporation.

         (b) a merger, consolidation or sale of all or substantially all of the Company's assets or stock (collectively a "Business Combination") other than a Business Combination in which the shareholders of the Company, as a group, receive stock having fifty percent (50%) or more of the aggregate voting power in the entity resulting from the Business Combination.

Notwithstanding the foregoing, a transaction in which Participant is a material participant in the acquiring Person or entity effecting the transaction shall not constitute a Change in Control with respect to such Participant. For the purpose of this paragraph, the term "beneficially owned" shall have the meaning set forth in Rule l3d-3 promulgated under the Securities Exchange Act of 1934, and the term "Person" shall have the meaning set forth in Sections 3(a)(2) and 13(d)(3) of the Exchange Act.

         2.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

         2.9 "Committee" shall have the meaning set forth in Section 0.

         2.10 "Common Stock" shall have the meaning set forth in Section 3.1

         2.11 "Company" has the meaning set forth in Section 0.

         2.12 "Covered Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

         2.13 "Disability" means the inability of a Participant to perform the essential functions of the Participant's job due to injury or physical or mental illness, which inability lasts for 60 or more days.

         2.14 "Effective Date" means the date an Award is determined to be effective by the Committee upon its grant of such Award. In the case of Stock Options, the Effective Date shall be the date of grant.

         2.15 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

         2.16 "Key Employee" has the meaning set forth in Article IV.

         2.17 "Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee in determining the size of a Bonus Award if, in the Committee's sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of an Award.

         2.18 "Participant" means any Key Employee who for a Bonus Period has been selected to participate in the Bonus Program pursuant to Article VIII or who has been selected for an Award of a Stock Option or Restricted Stock pursuant to this Plan.

         2.19 "Performance Criteria" means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Bonus Period. The Performance Criteria that will be used to establish such Performance Goal(s) shall be limited to the following: net profit after taxes, return on assets, return on shareholder's equity, return on capital, net earnings, operating earnings (any of which may be calculated with respect to the Company or any subsidiary or division), earnings per share and trading price of the Common Stock.

         2.20 "Performance Goal" means, for a Bonus Period, or with respect to Restricted Stock, the one or more goals established by the Committee based upon the Performance Criteria. The Committee is authorized at any time during the first 25% of a Bonus Period, or at any time thereafter (but only to the extent the exercise of such authority thereafter would not cause the Awards granted to the Covered Employees for the Bonus Period to fail to qualify as "performance-based compensation" under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Bonus Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions and any other circumstances deemed relevant.

         2.21 "Plan" shall have the meaning set forth in Section 0.

         2.22 "Related Companies" means any company during any period in which it is a "parent company" (as that term is defined in Section 424(e) of the Code) with respect to the Company, or a "subsidiary corporation" (as that term is defined in Code Section 424(f) of the Code) with respect to Cato.

         2.23 "Restricted Stock" means Common Stock subject to restrictions of the type referred to in Section 6.3 awarded to a Key Employee pursuant to this Plan.

         2.24 "Restriction Period" means, with respect to an Award of Restricted Stock, the period specified by the Committee during which the Restricted Stock is subject to a risk of forfeiture or the Participant's rights to the Restricted Stock are otherwise restricted.

         2.25 "Retirement" means a termination of employment from the Company on or after reaching age 65 or such other termination of employment from the Company after age 60 specifically approved by the Committee, in its sole discretion, as a "Retirement."

         2.26 "Stock Option" means an Award granted to a Key Employee in the form of an option to purchase Common Stock pursuant to this Plan.

         2.27 "Trading Price" means, with respect to any day, the average of the high and low sale prices of the Company's Common Stock, as reported on the NASDAQ national market system (or on the primary securities exchange on which the Common Stock is then traded).


                                   ARTICLE III

                             SHARES SUBJECT TO PLAN

         3.1 Available Shares. Shares of stock which may be issued under the Plan shall be authorized and unissued shares of Class A and Class B common stock of Cato ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be 1,000,000, subject to adjustment as set forth in this Article III.

         3.2 Adjustment to Shares.

         (a) In General. The provisions of this Subsection 3.2(a) are subject to the limitation contained in Subsection 3.2(b). If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of Cato, or through a merger, consolidation, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Section 368(a) of the
Code) or partial or complete liquidation, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock that may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate. In event of any other change in the capital structure or in the Common Stock, the Committee shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate. If the Company effects a dissolution or liquidation of the Company or a merger or a consolidation that involves a Change in Control of the Company, then (i) the restrictions on any outstanding Restricted Stock will lapse and such Restricted Stock will become unrestricted Common Stock, and (ii) each outstanding Stock Option will terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution, liquidation, merger or consolidation, to exercise his option in whole or in part without regard to any installment or waiting period provision contained in his option.

         (b) Covered Employees. In no event shall the Award to any Participant who is a Covered Employee be adjusted pursuant to Subsection 3.2(a) to the extent it would cause such Award to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.


                                   ARTICLE IV

                                   ELIGIBILITY

         Participants in the Plan shall be selected by the Committee from the executive officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company ("Key Employees"). In making this selection and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

                                    ARTICLE V

                               PLAN ADMINISTRATION

         5.1 Administration of Plan by Committee. The Plan shall be administered by a committee of two or more members of the Board of Directors of Cato selected by the Board (the "Committee"), as constituted from time to time.

         5.2 Authority of Committee.

         (a) The Committee shall have the authority, in its sole discretion and from time to time, to:

                  (i) designate the Key Employees eligible to participate in the Plan;

                  (ii) grant Awards provided in the Plan in such form and amount as the Committee shall determine;

                  (iii) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including but not limited to an acceleration of the vesting and lapsing of the restrictions of such Award upon a change in control of the ownership of Cato; and

                  (iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, correct any default, supply any omission and construe any ambiguity in the Plan, accelerate the vesting, exercise or payment of any Award when such action would be in the best interest of the Company and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

         (b) The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. The decisions and determinations of the Committee and its action with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

         (c) No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

         5.3 Section 162(m) of the Code. With regard to all Covered Employees, the Plan shall, for all purposes, be interpreted and construed in accordance with Section 162(m) of the Code.

         5.4 Delegation by Committee. Except to the extent prohibited by applicable law or the rules of an applicable stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be resolved by the Committee at any time.


                                   ARTICLE VI

                                 FORMS OF AWARDS

         6.1 In General. Awards under the Plan may be in the form of any one or more of the following:

(a)      Stock Options as described in Section 6.2;

(b)      Restricted Stock, as described in Section 6.3; and

(c)      Cash, as set forth in Article VIII.

         6.2 Stock Options.

         (a) Non-Qualified Stock Options. Stock Options shall be issued in the form of non-qualified stock options (Stock Options that are not intended to qualify as incentive stock options under the provisions of Section 422 of the Internal Revenue Code of 1986). The price at which Common Stock may be purchased upon exercise of a Stock Option shall be not less than 100% of the Trading Price of a share of Common Stock on the Effective Date of the Stock Option Award, or the next preceding trading day if such date was not a trading date.

         (b) Terms and Conditions of Stock Options. A Stock Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. All Stock Options shall expire not later than 10 years after the Effective Date of the grant. The Committee may, by way of an award notice or otherwise, establish such other terms, conditions, restrictions, and limitations, if any, of any Award of Stock Options, provided they are not inconsistent with the Plan.

         (c) Maximum Award of Stock Options Per Year Per Participant. Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares of Common Stock for which Stock Options may be granted under this Plan to any Participant in any calendar year is 200,000.

         (d) Exercise. Upon exercise, the option price of a Stock Option may be paid in cash, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether Restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option. Subject to Section 10.12, the Committee may permit a Participant to elect to pay the option price upon the exercise of a Stock Option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire option price and any tax withholding resulting from such exercise. The Committee may permit a Participant to satisfy any amounts required to be withheld under the applicable Federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the shares of Common Stock to be delivered for the payment of such taxes.

         6.3 Restricted Stock.

         (a) Restricted Stock. Restricted Stock is an Award of shares of Common Stock that is subject to a risk of forfeiture or other restriction on ownership as may be established by the Committee at the time the Award is made.

         (b) Restrictions. Each Award of Restricted Stock shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and the achievement of Performance Goals. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance or on performance as compared with that of other publicly-traded companies. If the right to become vested in an Award of Restricted Stock is conditioned on the completion of a specified period of service with the Company and the Related Companies, without achievement of Performance Goals or other objectives being required as a condition of the Award or the vesting thereof, then the required period of service for vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, change in control or involuntary termination).

         (c) Maximum Award of Restricted Stock Per Year Per Participant. Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares of Restricted Stock that may be granted under this Plan to any Participant in any calendar year is 200,000.

                                   ARTICLE VII

                  AWARDS OF STOCK OPTIONS AND RESTRICTED STOCK

         7.1 Grants of Stock Options and Restricted Stock. Subject to the limitations set forth in Article VI, the Committee may award Stock Options and Restricted Stock pursuant to this Plan from time to time as it shall determine.


                                  ARTICLE VIII

                                CASH BONUS AWARDS

         8.1 General. The Compensation Committee may establish a Performance Goal or Goals for a Key Employee, and may award a cash bonus to such Key Employee based on the attainment of such Performance Goal or Goals. With respect to each Key Employee selected by the Committee to be eligible to receive a bonus award pursuant to this Plan, the Committee will establish the relevant Bonus Period. The entitlement of any Participant to payment of a Bonus Award for such Bonus Period shall be decided solely in accordance with the provisions of this
Article VIII. Moreover, designation of a Key Employee as a Participant for a particular Bonus Period shall not require designation of such Key Employee as a Participant in any subsequent Bonus Period, and designation of one Key Employee as a Participant shall not require designation of any other Key Employee as a Participant in such Bonus Period or in any other Bonus Period. All of the Bonus Awards issued under this Plan to Covered Employees are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

         8.2 Calculation of Base Salary. For purposes of determining the bonus to be awarded with respect to a Bonus Period, the Participant's Base Salary for any Bonus Period shall be the Participant's base salary as of the last day of such Bonus Period.


         8.3 Procedure for Determining Awards. Within the first 25% of a Bonus Period, the Committee shall establish in writing, with respect to each Participant, the specific Performance Criteria that will be used to establish the Performance Goal(s) for such Bonus Period and a Bonus Formula detailing the Bonus Award for each Participant depending on the extent to which such Performance Goals are attained.

         8.4 Form of Payment of Bonus Award. Bonus Awards shall be paid in cash. The Committee may provide for deferred payment of all or a portion of the cash bonus, and may further condition the right to receive deferred amounts on the achievement of other Performance Goals, or on continued employment, or otherwise.

         8.5 Payment of Awards.

         (a) Condition to Receipt of Awards. Except as provided in Section 8.6, or as otherwise provided by the Compensation Committee, a Participant must be employed by the Company on the last day of a Bonus Period and at the time of Bonus Payment to be eligible for a Bonus Award for such Bonus Period.

         (b) Certification. Following the completion of a Bonus Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Bonus Period have been achieved and, based on the application of the Bonus Formula, shall calculate and certify in writing for each Participant the Bonus Award earned for the Bonus Period.

         (c) Negative Discretion. In determining the size of an individual Bonus Award to be paid for a Bonus Period, the Committee may, through the use of Negative Discretion, reduce or eliminate the amount of the Bonus Award that would otherwise result from application of the Bonus Formula for the Bonus Period if, in its sole discretion, such reduction or elimination is appropriate.

         (d) Timing of Award Payments. Subject to any deferred payment provisions established by the Committee pursuant to Section 8.4, the Bonus Awards granted by the Committee for a Bonus Period shall be paid to Participants reasonably soon after the certifications set forth in Section 8.5(b).

         8.6 Termination of Employment During Bonus Period. In the event the employment of a Participant in a Bonus Period terminates because of death, Disability or Retirement prior to the last day of a Bonus Period, the Participant shall receive, if Awards are payable for such Bonus Period, a pro rata Bonus Award. The amount of the pro rata Bonus Award shall be determined by multiplying the Bonus Award the Participant would have otherwise been paid if he or she had been a Participant for the full Bonus Period by a fraction, the numerator of which is the number of full months he or she was a Participant during such Bonus Period and the denominator of which is the number of months in the Bonus Period. For purposes of this calculation, a partial month of participation shall: (1) be treated as a full month of participation to the extent a Participant is a Participant in the Bonus Period for 15 or more days of such month; and (2) not be taken into consideration to the extent the Participant is a Participant in the Bonus Period for less than 15 days of such month. In the event of Disability or Retirement, the pro rata Bonus Award shall be paid directly to the Participant and, in the event of death, to the Participant's estate.

         8.7 Maximum Award Payable. Notwithstanding any provision contained in the Plan to the contrary, the maximum Bonus Award payable to any Participant for any Bonus Period is $1,250,000.

                                   ARTICLE IX

                    TERMINATION OF EMPLOYMENT OF PARTICIPANT

         9.1 Termination Because of Death, Disability or Retirement. Except as otherwise provided by the Committee with respect to a specific Award, if a Key Employee's employment with the Company terminates because of death, Disability or Retirement, then issued and outstanding Stock Options and shares of Restricted Stock awarded to such Participant pursuant to this Plan (whether or not then held by the Participant) shall be treated as follows:

         (a) Restricted Stock. In the event of the termination of employment of a Participant because of death, Disability or Retirement, the unexpired Restriction Period(s) with respect to a portion (the "Retained Portion") of each Award of Restricted Stock shall lapse, and such portion of the Restricted Stock will become unrestricted Common Stock. With respect to each such Award of Restricted Stock, the Retained Portion shall be a percentage of the entire Award, such percentage to be determined by dividing (i) the number of whole months that have elapsed from the beginning of the Restriction Period by (ii) the number of whole months in the entire Restriction Period.

         (b) Stock Options. On the date of a Participant's termination of employment with the Company because of death, Disability or Retirement, Stock Options awarded to the Participant under this Plan shall remain exercisable for a period of no more than one year after the date of such Participant's termination (but in no event beyond the original expiration date of such Stock Option), but otherwise shall be subject to all other restrictions and limitations of such Stock Option.

         9.2 Termination for any Reason Other Than Death, Disability or Retirement. Except as otherwise provided by the Committee with respect to a specific Award, upon the termination of Participant's employment by reason other than Death, Disability or Retirement, issued and outstanding Stock Options and Stock Rights awarded to a Participant (whether or not then held by the Participant) shall be treated as follows:

         (a) Restricted Stock. Upon a Participant's termination of employment during an unexpired Restriction Period for any reason other than death, Disability or Retirement, all outstanding shares of Restricted Stock awarded to such Participant still subject to such unexpired Restriction Period shall be forfeited by the holder.

         (b) Stock Options. If a Participant's employment with the Company terminates for any reason other than death, Disability or Retirement, all of the unexercised and outstanding Stock Options awarded to such Participant shall remain exercisable for a period of up to 90 days after the Participant's termination (but not beyond the original expiration date of such Stock Options) to the same extent as they were exercisable on the date of Participant's termination. The remaining portion of the Stock Option shall be forfeited by the holder.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 Transferability. Except as provided in Section 10.2, any Award under the Plan will be non-transferable and, accordingly, shall not be assignable, alienable, salable or otherwise transferable by the holder other than by a Participant by will or the laws of descent and distribution.

         10.2 Third Party Exercises. In the event a Participant terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of the respective Participant with respect to any outstanding grants held by the Participant subsequent to such termination of employment. If permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any distributions under the Plan upon the death of the Participant.

         10.3 Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company shares of Common Stock having a fair-market value (as determined by the Committee) equal to the amount of such required withholding taxes.

         10.4 Amendments to Awards. The Committee may at any time amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent.

         10.5 Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing any Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agent which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed and (iii) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

         10.6 No Right to Continued Employment or Grants. Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Company. Cato, or, in the case of employment with a Related Company, the Related Company, reserves the right to terminate any Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant or to be granted an Award.

         10.7 Amendment/Termination. At any time and with or without prior notice the Committee may suspend, terminate or amend the Plan in any manner, but
(1) no such suspension, termination or amendment may revoke or eliminate Awards previously granted to Participants, and (2) with respect to Covered Employees, the Committee may not without shareholder approval adopt any amendment that would require the vote of the shareholders of Cato pursuant to Section 16 of the Exchange Act or Section 162(m) of the Code.

         10.8 Non-Uniform Determinations. Under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         10.9 Leave of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any Participant who takes such leave of absence.

         10.10 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, except as superseded by applicable federal law.

         10.11 No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

         10.12 Section 16 of the Exchange Act. In order to avoid any Exchange Act violations, the Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant's ability to exercise Awards under any broker or third-party assisted exercise program.

         10.13 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, Cato and its Related Companies and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

         10.14 Compliance with Section 162(m). If any provision of the Plan would cause the Awards granted to a Covered Person not to qualify as "performance-based compensation" under Section 162(m) of the Code, that provision, insofar as it pertains to the Covered Person, shall be severed from, and shall be deemed not to be a part of this Plan, but the other provisions hereof shall remain in full force and effect.

         10.15 Other Benefits. The Committee may establish uniform rules as to the manner in which benefits received by Participants pursuant to this Plan shall be taken into account for purposes of calculating benefits under other benefit plans maintained by the Company.

                                    EXHIBIT B

                              THE CATO CORPORATION
                      1987 NON-QUALIFIED STOCK OPTION PLAN


                                    ARTICLE I
                             PURPOSE: EFFECTIVE DATE

        1.1 PURPOSE. This 1987 Non-Qualified Stock Option Plan (the "Plan") is intended as an incentive to and to encourage stock ownership by employees of The Cato Corporation (the "Corporation") or its subsidiary corporations (as defined in Section 3.1; the "subsidiaries") so that they may acquire or increase their proprietary interest in the fortunes of the Corporation, and to encourage them to remain as employees of the Corporation or of the Subsidiaries. Options issued pursuant to this Plan shall not constitute incentive stock options within the meaning of Section 422A of the 1986 Internal Revenue Code (the "Code").

        1.2 EFFECTIVE DATE. This Plan is effective on March 9, 1987.


                                   ARTICLE II
                                 ADMINISTRATION

        2.1 ADMINISTRATION. The Plan shall be administered by the Board or, if so resolved by the Board, by a committee (the "Committee") appointed by the Board. If a Committee is appointed, references herein to the Board (with the exception of references to the Board contained in Article II and Sections 4.1(e) and 7.2 hereof) shall mean the Committee unless and to the extent otherwise determined by resolution of the Board.

        2.2 COMMITTEE COMPOSITION AND POWERS. If a Committee is appointed, the Committee shall consist of not less than three persons who shall be members of the Board and shall be subject to such terms and conditions as the Board shall prescribe. A Committee member must be a "disinterested person" (as defined in Section 2.3). Once designated, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, and dissolve the Committee.

         A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In addition, any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to the provisions of the Plan, to the provisions of the Corporation's By-Laws, and to any terms and conditions prescribed by the Board, the Committee may make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall hold meetings at such times and places as it may determine.

        The interpretation and construction by the Committee of any provisions of the Plan or of any option or Stock Appreciation Rights granted under it shall be final unless otherwise determined by the Board.

         2.3 LIMITATION ON GRANT OF OPTIONS. No grant of an option may be made by the Board unless a majority of the Board in office at the time of the grant are disinterested persons, and no grant shall be made by the Board unless a majority of the directors approving the grant are disinterested persons. If the Board does not have a majority who are disinterested persons, the administration of the Plan must be assigned by the Board to a Committee. Although a committee member must be a disinterested person, a member of the Committee may exercise options (but not Stock Appreciation Rights) granted prior to his becoming a member of the Committee.

        A disinterested person is a person who is not eligible, and at the time he exercises discretion under the Plan has not at any time within a year been eligible, to selection as a person to whom a stock option or Stock Appreciation Rights may be granted under the Plan or any other plan of the Corporation or Subsidiaries entitling the participants therein to acquire stock, stock options or stock appreciation rights of the corporation or of a Subsidiary.

         2.4 GOOD FAITH DETERMINATIONS. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option or Stock Appreciation Rights granted under it.


                                   ARTICLE III
                              ELIGIBILITY AND STOCK

         3.1 ELIGIBILITY. The persons who shall be eligible to receive options shall be such key employees (including officers, whether or not they are directors) of the Company or its Subsidiaries (as that term is defined in
Section 425 of the Code) as the Board shall select from time to time. An optionee may hold more than one option, but only on the terms and subject to the restrictions set forth hereafter.

         3.2 STOCK. The stock subject to the options shall be shares of the Corporation's Class A or Class B Common Stock, per value $0.03-1/3, which shares may be authorized and un-issued shares or issued shares held from time to time by the Corporation as treasury stock (both together hereinafter sometimes called "Capital Stock"). The aggregate number of shares which may be issued under the Plan shall not exceed Three Million Seventy-Five Thousand (3,075,000) shares of Capital Stock. The limitation established by the preceding sentence shall be subject to adjustment as provided in Section 4.1 (e) of the Plan.

         The shares of Capital Stock covered by any option which ceases to be exercisable for any reason other than exercise of the option, exercise of a related Stock Appreciation Right, or surrender as provided in Section 5.1 shall, after the option ceases to be exercisable, be available to be subjected to an option under the Plan.


                                   ARTICLE IV
                         TERMS AND CONDITIONS OF OPTIONS

        4.1 TERMS AND CONDITIONS. Stock options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by agreements, which agreements shall comply with and be subject to the following terms and conditions:

         (a) NUMBER OF SHARES. Each option shall state the number of shares to which it pertains.

         (b) OPTION PRICE. Each option shall state the option price, which shall not be less than 100% of the fair market value of the shares of Capital Stock of the Corporation on the date of the granting of the option.

         (c) MEDIUM AND TIME OF PAYMENT. Upon the exercise of the option, the option price shall be payable in United States dollars, in cash (including by check) or with shares of the Corporation's Common Stock owned by the optionee or by a combination of cash and such stock. If all or any portion of the option price is paid in stock owned by the optionee, that stock shall be valued at its fair market value as of the date the option is exercised.

         (d) TERM AND EXERCISE OF OPTIONS. The term of each option shall be determined by the Board, except that no option may be exercisable after the expiration of a maximum of ten (10) years from the date it is granted unless otherwise expressly authorized by the Board. Not less than ten (10) shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the option. During the lifetime of the optionee, the option shall be exercisable only by him and shall not be assignable or transferable by him, and no other person shall acquire any rights therein. An option may be transferred (unless the Board otherwise prescribes) by will or the laws of descent or distribution. If an optionee's employment with the Corporation is terminated for cause, the optionee's option shall terminate automatically and shall not be exercisable.

         (e) RECAPITALIZATION; REORGANIZATION. Subject to any required action by the stockholders, the number of shares of Capital Stock covered by each outstanding option, and the price per share of each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Capital Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Capital Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

         Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in an merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Capital Stock subject to the option would have been entitled. A dissolution or liquidation of the Corporation or a merger or a consolidation in which the Corporation is not the surviving corporation, other than a merger effected for the purpose of changing the Corporation's domicile, shall cause each outstanding option to terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution, liquidation, merger or consolidation, to exercise his option in whole or in part without regard to any installment or waiting period provision contained in his option. In addition, in the event that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than the Corporation commences a tender of exchange offer for the issued and outstanding shares of the Corporation's Common Stock (the "Common Stock") that, if successful, would result in the acquisition by such person of more than 50% of the total voting power of all issued and outstanding Common Stock entitled to vote on the election of directors (when the shares of Common Stock to which such offer extends are aggregated with any other shares of Common Stock owned by such person at the time of commencement of such offer or otherwise acquired by such person during the pendency of such offer), any then outstanding option that is not currently exercisable shall become immediately exercisable without regard to any installment or waiting period provision contained herein or in the agreement evidencing such option. Notwithstanding the acceleration provisions of the two immediately preceding sentences, if a Stock Appreciation Right has been granted to an officer or director in connection with an option, neither the option or the Stock Appreciation Right shall be exercisable within six (6) months after their grant except in the event of death or disability of the optionee.

         In the case of a merger effected for the purpose of changing the Corporation's domicile, each outstanding option shall continue in effect in accordance with its terms and shall apply to the same number of shares of common stock of such surviving corporation as the number of shares of Capital Stock of this Corporation to which it applied immediately prior to such merger, adjusted for any increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

         In the event of a change in the Capital Stock of the Corporation, which change is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Capital Stock within the meaning of the Plan.

         To the extent that the foregoing adjustments relate to stock or securities of the Corporation, the adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

         Except as expressly provided in this subsection, the optionee shall have no rights by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Capital Stock subject to the option.

         The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         (f) RIGHTS AS A STOCKHOLDER. An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for those shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in subsection 4.1(e).

         (g) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Board may modify extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). No modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

         (h) OMITTED.

         (i) TAX WITHHOLDING. As a condition to exercise of the option, the optionee will provide to the Corporation an amount in cash equal to any taxes required to be withheld by the Corporation under federal, state, or local law as a result of exercise of the option or required to be remitted by the Corporation to any such government as a condition to the Corporation's taking a tax deduction for any income recognizable by the optionee as a result of exercise of the option.

         4.2 OTHER PROVISIONS. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option and the consideration to be received by the Corporation as payment for the stock, as the Board shall deem advisable. (For example, the Board could provide as to any option for a vesting schedule whereunder the optionee would be able to exercise his option as to (for example) one-fourth of his option shares after a period of (for example) one year from the date of grant of the option, another one-fourth after two years, and so on.)

                                    ARTICLE V
                               SURRENDER OF OPTION

         5.1 SURRENDER OF OPTION. In the event an option is exercisable by (a) an optionee following termination of his employment or (b) an optionee's successor in interest following the optionee's death, the Board may in its discretion permit the option to be surrendered, in lieu of exercise, for an amount equal to the difference between the option price and the fair market value of the shares as of the date of surrender. In such event the Corporation shall pay such difference to the optionee or his successor in interest, as the case may be, in shares of the Corporation's Capital Stock which are issuable under this Plan, valued at their fair market value on the date of surrender, or in cash or by a combination thereof, in such proportion and upon such terms and conditions as shall be determined by the Board. The difference between the number of shares subject to the surrendered option and the number of shares, if any, issued upon such surrender shall represent shares which shall not thereafter be available to be made subject to option under this Plan. For purposes of this Section, the date as of which fair market value is to be determined shall be the date the option is surrendered.

         Notwithstanding any other provision of this Plan, surrender of an option under this Section shall be deed for purposes of this Plan to be the exercise of a Stock Appreciation Right and shall be subject to all of the conditions and restrictions contained in Article VI with respect to Stock Appreciation Rights and their exercise.


                                   ARTICLE VI
                            STOCK APPRECIATION RIGHTS

         6.1 GRANT OF STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, from time to time grant Stock Appreciation Rights to employees who are granted options under this Plan. Stock Appreciation Rights shall relate to and be granted only in conjunction with specific options and, if granted, shall be granted at the time of the grant of the related option. Stock Appreciation Rights may be granted with respect to all or a specified portion of the shares covered by the related option. It is contemplated that the Board, in determining whether or not to grant Stock Appreciation Rights relating to an option, will give consideration to the circumstances of the employee and generally will grant Stock Appreciation Rights in connection with options only in those instances where the failure to grant Stock Appreciation Rights might make exercise of an option significantly burdensome to the employee.

         6.2 EXERCISE. Stock Appreciation Rights shall entitle the holder of the related option, upon exercise in whole or in part of the Stock Appreciation Rights, to receive payment in the amount and form determined pursuant to Section 6.3(c). Stock Appreciation Rights may be exercised only at times and to the extent the related option is then exercisable. The exercise of Stock Appreciation Rights shall result in a termination of the Stock Appreciation Rights with respect to the number of shares covered by the exercise and shall further be deemed an exercise of and result in a termination of the related option with respect to the number of shares covered by the exercise.

         6.3 TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with this Plan as shall from time to time be approved by the Committee and to the following additional terms and conditions:

         (a) Stock Appreciation Rights shall be exercisable at such time or times and to the extent, but only to the extent, that the option to which they relate is then exercisable.

         (b) Stock Appreciation Rights granted to officers and directors shall not be exercisable during the first six months after their date of grant except in case of death or disability of the optionee. Such rights shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee.

         (c) Upon exercise of Stock Appreciation Rights the optionee shall be entitled to receive therefor payment, in the discretion of the Board, in the form of shares of Capital Stock (rounded down to the next whole number so that no fractional shares are issued), cash or any combination thereof. The amount of such payment shall be equal in value to the difference between the option price per share of the related stock option and the fair market value per share of the shares of Capital Stock of the Corporation on the date the Stock Appreciation Right is exercised multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised. Fair market value shall be determined as of the date of exercise of the Stock Appreciation Right.

         (d) No Stock Appreciation Right may be exercised on a date on which the fair market value (as determined above) of the Corporation's Capital Stock is less than or equal to the option price per share of the related stock option.

         (e) Stock Appreciation Rights granted under this Plan will expire no later than the expiration date of the related stock option.

         (f) Any exercise by an officer or director of the Corporation or any Subsidiary of a Stock Appreciation Right may be made only during the ten-day period beginning on the third business day following the release for publication of any quarterly or annual statement of sales and earnings by the Corporation and ending on the 12th business day following the date of such release, or such other period of time as may be provided under Rule 16b-3 of the Securities and Exchange Commission or successor rule or regulation. "Officer" for the purposes of this subsection shall mean only officers who are subject to Section 16(b) of the Securities Exchange Act of 1934.

         6.4 EFFECT ON RELATED STOCK OPTION. The number of shares with respect to which Stock Appreciation Rights are exercised (rather than the number of shares issued by the Corporation upon such exercise) shall be deemed for the purpose of Section 3.2 to have been issued under a stock option granted pursuant to this Plan and shall not thereafter be available for the granting of further options under the Plan.


                                   ARTICLE VII
                                  MISCELLANEOUS

        7.1 INDEMNIFICATION OF BOARD AND COMMITTEE. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Board or Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Board or Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

        7.2 AMENDMENT OR SUSPENSION OF PLAN. The Board may, insofar as permitted by law, from time to time, (a) suspend the right to exercise all options and Stock Appreciation Rights issued under the Plan or (b), with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders, no such revision or amendment shall materially increase the number of shares subject to the Plan; change the designation of the class of persons eligible to receive options; decrease or change the manner of determining the price at which options may be granted; amend this Section; or materially increase the benefits available to persons eligible to receive options under the Plan.

         7.3 RESERVATION OF SHARES. The Corporation during the term of this Plan shall at all times reserve and keep available and will seek or obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of its Capital Stock as shall be sufficient to satisfy the requirements of the Plan. Inability of the corporation to obtain from any regulatory body having jurisdiction authority deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Corporation of any liability in respect of the non-issuance or sale of such stock as to which such requisite authority shall not have been obtained.

         7.4 APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Capital Stock pursuant to options will be used for general corporate purposes.

         7.5 NO OBLIGATION TO EXERCISE. The granting of an option shall impose no obligation upon the optionee to exercise that option.


         7.6 SECTION REFERENCES. All references in this Plan to a "Section" or "subsection" refer to provisions of this Plan unless otherwise noted.

         7.7 APPROVAL OF STOCKHOLDERS. No option granted pursuant to this Plan may be exercised unless and until the Plan has been approved by the stockholders of the Corporation.

                            . FOLD AND DETACH HERE .

CLASS A COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY                         THE CATO CORPORATION

THE UNDERSIGNED HEREBY APPOINTS WAYLAND H. CATO, JR., MICHAEL O. MOORE AND CLARICE CATO GOODYEAR, AND EACH OF THEM, WITH FULL POWER OF SUBSTITUTION, ATTORNEYS AND PROXIES TO APPEAR AND VOTE, AS INDICATED BELOW, ALL OF THE SHARES OF CLASS A COMMON STOCK OF THE CATO CORPORATION THAT THE UNDERSIGNED WOULD BE ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE CATO CORPORATION TO BE HELD ON MAY 25, 2000, AND AT ANY AND ALL ADJOURNMENTS THEREOF. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING ITEMS:

1.     ELECTION OF DIRECTORS
       [ ] FOR all nominees                                          [ ] WITHHOLD AUTHORITY
           except as indicated to the contrary                           to vote for all nominees

Nominees: Ms. Clarice Cato Goodyear, Messrs. John P. Derham Cato, Paul Fulton, James H. Shaw

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through that nominee's name in the list provided above.)

2. TO CONSIDER AND VOTE UPON A PROPOSAL TO ADOPT THE 1999 INCENTIVE COMPENSATION PLAN;

   [ ] FOR                      [ ] AGAINST                      [ ] ABSTAIN

3. TO CONSIDER AND VOTE UPON A PROPOSAL TO AMEND THE 1987 NON-QUALIFIED STOCK OPTION PLAN;

   [ ] FOR                      [ ] AGAINST                      [ ] ABSTAIN

4. RATIFICATION OF THE ACTION OF THE BOARD OF DIRECTORS IN SELECTING DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING FEBRUARY 3, 2001; AND

   [ ] FOR                      [ ] AGAINST                      [ ] ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                            . FOLD AND DETACH HERE .

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.

                                              DATED:
                                                    ----------------------------

                                              ----------------------------------

                                              ----------------------------------
                                                          Signature

                                              Please sign exactly as your name
                                              appears hereon. If the holder
                                              named hereon is a corporation,
                                              partnership or other association,
                                              please sign its name and add your
                                              own name and title. When signing
                                              as attorney, executor,
                                              administrator, trustee or
                                              guardian, please also give your
                                              full title. If shares are held
                                              jointly, EACH holder should sign.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY SO AS TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

                            . FOLD AND DETACH HERE .

CLASS B COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY                         THE CATO CORPORATION

THE UNDERSIGNED HEREBY APPOINTS WAYLAND H. CATO, JR., MICHAEL O. MOORE AND CLARICE CATO GOODYEAR, AND EACH OF THEM, WITH FULL POWER OF SUBSTITUTION, ATTORNEYS AND PROXIES TO APPEAR AND VOTE, AS INDICATED BELOW, ALL OF THE SHARES OF CLASS B COMMON STOCK OF THE CATO CORPORATION THAT THE UNDERSIGNED WOULD BE ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE CATO CORPORATION TO BE HELD ON MAY 25, 2000, AND AT ANY AND ALL ADJOURNMENTS THEREOF. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING ITEMS:

1.     ELECTION OF DIRECTORS
       [ ] FOR all nominees                                          [ ] WITHHOLD AUTHORITY
           except as indicated to the contrary                           to vote for all nominees

Nominees: Ms. Clarice Cato Goodyear, Messrs. John P. Derham Cato, Paul Fulton, James H. Shaw

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through that nominee's name in the list provided above.)

2. TO CONSIDER AND VOTE UPON A PROPOSAL TO ADOPT THE 1999 INCENTIVE COMPENSATION PLAN;

   [ ] FOR                      [ ] AGAINST                      [ ] ABSTAIN

3. TO CONSIDER AND VOTE UPON A PROPOSAL TO AMEND THE 1987 NON-QUALIFIED STOCK OPTION PLAN;

   [ ] FOR                      [ ] AGAINST                      [ ] ABSTAIN

4. RATIFICATION OF THE ACTION OF THE BOARD OF DIRECTORS IN SELECTING DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING FEBRUARY 3, 2001; AND

   [ ] FOR                      [ ] AGAINST                      [ ] ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

                            . FOLD AND DETACH HERE .

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.

                                              DATED:
                                                    ----------------------------

                                              ----------------------------------

                                              ----------------------------------
                                                          Signature

                                              Please sign exactly as your name
                                              appears hereon. If the holder
                                              named hereon is a corporation,
                                              partnership or other association,
                                              please sign its name and add your
                                              own name and title. When signing
                                              as attorney, executor,
                                              administrator, trustee or
                                              guardian, please also give your
                                              full title. If shares are held
                                              jointly, EACH holder should sign.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY SO AS TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.